Exhibit 99.1

NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	FOR IMMEDIATE RELEASE
November 6, 2009

THIRD QUARTER 2009 OPERATING RESULTS

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, November 6, 2009 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter ended September 30, 2009. Highlights include:

Operating Results:

•	Revenues, net earnings and FFO available to common stockholders:

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(in thousands, except per share data)
Revenues	$57,035	$58,496	$173,313	$169,404

Net earnings available to common stockholders	$20,747	$27,070	$71,111	$85,182
Net earnings per common share (diluted)	$0.26	$0.37	$0.89	$1.16

FFO available to common stockholders	$31,423	$35,198	$102,480	$106,390
FFO per common share (diluted)	$0.39	$0.48	$1.29	$1.45

•	NNN paid cash dividends to its common shareholders of $0.375 per share during the quarter and $1.125 for the nine months ended September 30, 2009.

•	Investment Portfolio occupancy was 96.3% at September 30, 2009.

Investments and Dispositions for the quarter ended September 30, 2009:

•	Investments:

•	$9.7 million in the Investment Portfolio, including acquiring five properties with an aggregate 37,000 square feet of gross leasable area

•	$487,000 of development funding in the Inventory Portfolio

•	Dispositions:

•	One Inventory property with net proceeds of $315,000

Investments and Dispositions for the nine months ended September 30, 2009:

•	Investments

•	$29.3 million in the Investment Portfolio, including acquiring five properties and development funding with an aggregate 268,000 square feet of gross leasable area

•	$2.7 million of development funding in the Inventory Portfolio

•	Dispositions

•	Six Investment properties with an aggregate 107,000 square feet of gross leasable area, with net proceeds of $9.7 million, resulting in a gain of $1.6 million

•	Three Inventory properties with net proceeds of $5.7 million

Capital transactions for the quarter ended September 30, 2009:

•	Issued 1,907,811 shares of common stock generating $35,510,000 of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan

National Retail Properties announced 2010 FFO guidance of $1.51 to $1.58 per share. This guidance includes non-cash interest expense of approximately 7 cents per share due to changes required in accounting for convertible debt interest beginning in 2009, as well as an additional 8 cents per share for other non-cash items noted on page five of this press release. This guidance equates to net earnings before any gains or losses from the sale of investment properties of $1.00 to $1.07 per share plus $0.51 per share of expected real estate related depreciation and amortization. These projections are based on current plans, assumptions, and estimates and are subject to the risks and uncertainties more fully described in this press release and the company’s reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: “We are well positioned for 2010 with exceptional balance sheet strength and a well-leased portfolio with current occupancy at 96.3%. We believe that there will be good acquisition opportunities in 2010, including some prospects currently under evaluation. Finally, we are delighted that our $1.50 per share cash dividend in 2009 marks the 20th consecutive year of annual dividend increases.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of September 30, 2009, the company owned 1,004 Investment properties in 44 states with a gross leasable area of approximately 11.4 million square feet. NNN is one of only four publicly traded REITs and 156 publicly traded companies in America to have increased its annual dividends for 20 or more consecutive years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on November 6, 2009 at 2:00 p.m. EDT to review these results. The call can be accessed on National Retail Properties, Inc.’s web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended September 30, 2009. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of real estate held for investment, and the company’s share of these items from the company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc.

(In thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Income Statement Summary

Revenues:
Rental and earned income	$53,015	$54,638	$160,381	$156,516
Real estate expense reimbursement from tenants	1,872	1,421	6,272	4,398
Interest and other income from real estate transactions	1,102	1,313	3,560	4,839
Interest income on commercial mortgage residual interests	1,046	1,124	3,100	3,651

	57,035	58,496	173,313	169,404

Disposition of real estate, Inventory Portfolio:
Gross proceeds	353	—	353	4,900
Costs	(317)	—	(317)	(4,879)

Gain	36	—	36	21

Retail operations:
Revenues	7,317	—	7,317	—
Operating expenses	(7,550)	—	(7,575)	—

Net	(233)	—	(258)	—

Operating expenses:
General and administrative	4,937	5,242	16,027	18,842
Real estate	3,494	2,326	10,208	6,952
Depreciation and amortization	11,350	11,443	34,374	32,096
Impairment – real estate	—	—	1,064	—
Impairment – commercial mortgage residual interests valuation adjustment	—	—	—	758
Restructuring costs	—	—	731	—

	19,781	19,011	62,404	58,648

Other expenses (revenues):
Interest and other income	(262)	(818)	(1,025)	(3,047)
Interest expense	15,618	16,329	46,484	48,796
Loss on interest rate hedge	—	—	—	804

	15,356	15,511	45,459	46,553

Income tax benefit	504	1,653	1,586	6,002
Equity in earnings of unconsolidated affiliate	105	100	315	280
Gain on note receivable foreclosure	—	—	1,048	—
Gain on extinguishment of debt	—	—	3,432	—

Earnings from continuing operations	22,310	25,727	71,609	70,506

Earnings from discontinued operations:
Real estate, Investment Portfolio	(70)	2,962	4,076	12,820
Real estate, Inventory Portfolio, net of income tax expense	556	202	1,014	9,580

Earnings including noncontrolling interests	22,796	28,891	76,699	92,906

Loss (earnings) attributable to noncontrolling interests:
Continuing operations	(152)	(117)	(502)	465
Discontinued operations	(201)	(8)	3	(3,100)

	(353)	(125)	(499)	(2,635)

Net earnings attributable to National Retail Properties, Inc.	22,443	28,766	76,200	90,271
Series C preferred stock dividends	(1,696)	(1,696)	(5,089)	(5,089)

Net earnings available to common stockholders – basic and diluted	$20,747	$27,070	$71,111	$85,182

National Retail Properties, Inc.

(In thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Weighted average common shares outstanding:
Basic	80,344	73,717	79,232	73,041

Diluted	80,455	73,818	79,335	73,141

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.25	$0.33	$0.83	$0.90
Discontinued operations	0.01	0.04	0.06	0.26

Net earnings	$0.26	$0.37	$0.89	$1.16

Diluted:
Continuing operations	$0.25	$0.33	$0.83	$0.90
Discontinued operations	0.01	0.04	0.06	0.26

Net earnings	$0.26	$0.37	$0.89	$1.16

Supplemental Information:

Selected Non-Cash Income Statement Items:

Straight-line rent	$(640)	$151	$(1,528)	$(978)

Net capital lease rent adjustment	$350	$296	$1,018	$899

Above (below) market rent amortization	$(93)	$(245)	$(981)	$(547)

Stock based compensation expense	$1,016	$916	$3,152	$2,388

Impairment – real estate	$—	$3,930	$1,064	$4,097

Impairment – mortgage residual interests	$—	$—	$—	$758

Amortization of debt costs	$668	$768	$2,256	$2,164

Capitalized interest expense	$(163)	$(436)	$(1,080)	$(1,408)

Convertible debt interest expense	$1,451	$1,538	$4,333	$3,973

Non-real estate depreciation expense	$74	$65	$227	$200

Other Information:

Percentage rent	$317	$202	$583	$563

Net Inventory Portfolio gain on dispositions (TRS)	$22	$2,807	$580	$9,358

Scheduled debt principal amortization (excluding maturities)	$249	$298	$742	$882

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Reconciliation of net earnings to FFO and FFO available to common stockholders:
Net earnings attributable to National Retail Properties, Inc.	$22,443	$28,766	$76,200	$90,271
Real estate depreciation and amortization:
Continuing operations	10,608	10,610	31,892	29,704
Discontinued operations	24	118	977	602
Joint venture real estate depreciation	44	44	133	132
Gain on disposition of real estate Investment Portfolio	—	(2,644)	(1,633)	(9,230)

FFO	33,119	36,894	107,569	111,479
Series C preferred stock dividends	(1,696)	(1,696)	(5,089)	(5,089)

FFO available to common stockholders – basic and diluted	$31,423	$35,198	$102,480	$106,390

FFO per share:
Basic	$0.39	$0.48	$1.29	$1.46

Diluted	$0.39	$0.48	$1.29	$1.45

Real Estate Disposition Summary

	Quarter Ended September 30,				Nine Months Ended September 30,
	2009		2008		2009		2008
	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain

Reconciliation of gain on disposition between continuing and discontinued operations:
Continuing operations	1	$36	—	$—	1	$36	1	$21
Discontinued operations:
Investment Portfolio	—	—	6	2,644	6	1,633	17	9,230
Inventory Portfolio	—	—	9	2,807	2	558	23	12,643
Noncontrolling interest, Inventory Portfolio	—	(14)	—	—	—	(14)	—	(3,306)

	1	$22	15	$5,451	9	$2,213	41	$18,588

Reconciliation of gain on disposition by type:
Inventory Portfolio:
Development	1	$36	1	$192	2	$582	5	$8,056
Exchange	—	—	8	2,615	1	12	19	4,608
Noncontrolling interest, Development	—	(14)	—	—	—	(14)	—	(3,306)

Total Inventory gain (TRS)	1	22	9	2,807	3	580	24	9,358

Investment Portfolio	—	—	6	2,644	6	1,633	17	9,230

	1	$22	15	$5,451	9	$2,213	41	$18,588

National Retail Properties, Inc.

(in thousands)

(unaudited)

Earnings from Discontinued Operations: The company has classified its investment assets sold and leasehold interests expired as discontinued operations. In addition, the company has classified any investment asset or revenue generating inventory asset that was held for sale at September 30, 2009, as discontinued operations. The following is a summary of earnings from discontinued operations.

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Earnings from Discontinued Operations – Investment Portfolio:
Revenues:
Rental and earned income	$32	$527	$3,572	$3,776
Real estate expense reimbursement from tenants	2	42	103	109
Interest and other income from real estate transactions	3	—	5	421

	37	569	3,680	4,306

Expenses:
General and administrative	—	—	—	(79)
Real estate	83	133	260	26
Depreciation and amortization	24	118	977	602
Impairment – real estate	—	—	—	167

	107	251	1,237	716

Gain on disposition of real estate	—	2,644	1,633	9,230

Earnings (loss) from discontinued operations attributable to National Retail Properties, Inc.	$(70)	$2,962	$4,076	$12,820

Earnings from Discontinued Operations – Inventory Portfolio:
Revenues:
Rental income	$1,851	$2,648	$4,722	$8,882
Real estate expense reimbursement from tenants	201	301	1,335	857
Interest and other income from real estate transactions	47	109	104	540

	2,099	3,058	6,161	10,279

Disposition of real estate:
Gross proceeds	—	52,185	5,402	151,098
Costs	—	(49,378)	(4,844)	(138,455)

Gain	—	2,807	558	12,643

Expenses:
General and administrative	21	23	89	72
Real estate	326	403	1,989	1,299
Depreciation and amortization	60	53	258	164
Impairment – real estate	—	3,930	—	3,930
Interest	919	1,136	2,746	3,912

	1,326	5,545	5,082	9,377

Income tax expense	(217)	(118)	(623)	(3,965)

Earnings from discontinued operations including noncontrolling interests	556	202	1,014	9,580
Loss (earnings) attributable to noncontrolling interests	(201)	(8)	3	(3,100)

Earnings from discontinued operations attributable to National Retail Properties, Inc.	$355	$194	$1,017	$6,480

National Retail Properties, Inc.

(in thousands)

Balance Sheet Summary	September 30, 2009	December 31, 2008
	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$23,251	$2,626
Receivables, net of allowance	2,221	3,612
Investment in unconsolidated affiliate	4,732	4,927
Mortgages, notes and accrued interest receivable	43,100	60,472
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	2,346,198	2,357,894
Accounted for using the direct financing method	31,677	31,240
Real estate, Inventory Portfolio, held for sale	98,580	101,106
Commercial mortgage residual interests	23,722	22,000
Accrued rental income, net of allowance	25,081	23,972
Other assets	53,042	41,622

Total assets	$2,651,604	$2,649,471

Liabilities:
Line of credit payable	$—	$26,500
Mortgages payable	25,548	26,290
Notes payable – convertible	341,904	356,122
Notes payable, net of unamortized discount	618,626	618,479
Other liabilities	54,344	53,134

Total liabilities	1,040,422	1,080,525

Stockholders’ equity of National Retail Properties, Inc.	1,608,329	1,566,860
Noncontrolling interests	2,853	2,086

Total equity	1,611,182	1,568,946

Total liabilities and equity	$2,651,604	$2,649,471

Common shares outstanding	82,010	78,415

Gross leasable area, Investment Portfolio (square feet)	11,412	11,251

Note 1:	Includes adjustment based on the adoption of the new Financial Accounting Standards Board guidance on convertible debt instruments that may be settled in cash upon conversion.

Orange Avenue Mortgage Investments, Inc.

(in thousands)

In May 2005, the company acquired a 78.9 percent equity investment of OAMI for $9.4 million. The company’s 78.9 percent share of OAMI’s net cash flow has totaled over $27.3 million since May 2005. The following summary represents the balances related to OAMI included in the company’s Balance Sheet and Income Statement Summary:

	September 30, 2009	December 31, 2008
	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$255	$405
Receivables and other assets	36	39
Commercial mortgage residual interests	23,722	22,000

	$24,013	$22,444

Liabilities:
Income tax liability	$4,862	$5,195
Other liabilities	50	49

	$4,912	$5,244

Noncontrolling interests	$1,962	$1,449

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues:
Interest income on commercial mortgage residual interests	$1,046	$1,124	$3,100	$3,651
Interest and other income	—	7	44	217

	1,046	1,131	3,144	3,868

Expenses:
General and administrative	79	58	213	205
Amortization	—	—	—	35
Impairment – commercial mortgage residual interests valuation	—	—	—	758
Interest	—	—	—	200

	79	58	213	1,198

Income tax benefit	117	457	332	1,247

Earnings including noncontrolling interests	1,084	1,530	3,263	3,917
Earnings attributable to noncontrolling interests	(114)	(188)	(336)	(507)

Net earnings attributable to National Retail Properties, Inc.	$970	$1,342	$2,927	$3,410

Note 1:	Amounts are derived from audited consolidated financial statements included in the company’s Form 8-K filed on June 24, 2009.

NNN Retail Properties Fund I LLC

(dollars in thousands)

In September 2007, the company entered into a joint venture, NNN Retail Properties Fund I LLC, with an affiliate of Crow Holdings Realty Partners IV, L.P. The company owns a 15 percent equity interest, and the following summary represents the Balance Sheet and Income Statement Summary for the joint venture. The company’s investment in the joint venture is included in the company’s Balance Sheet Summary under “Investment in unconsolidated affiliate.”

	September 30, 2009	December 31, 2008
	(unaudited)

Assets:
Cash and cash equivalents	$825	$833
Receivables	200	202
Real estate	73,575	74,463
Other assets	884	1,135

	$75,484	$76,633

Liabilities:
Notes payable	$43,600	$43,600
Other liabilities	1,696	1,677

Total liabilities	45,296	45,277

Members’ equity	30,188	31,356

Total liabilities and equity	$75,484	$76,633

	Quarter Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Rental income	$1,565	$1,565	$4,695	$4,627

Expenses:
General and administrative	75	67	255	205
Real estate	5	5	15	14
Depreciation and amortization	386	362	1,127	1,077
Interest	461	528	1,390	1,647

	927	962	2,787	2,943

Net earnings	$638	$603	$1,908	$1,684

National Retail Properties, Inc.

Investment Portfolio

Top 20 Lines of Trade

		As of September 30,
	Line of Trade	2009 (1)	2008 (2)
1.	Convenience stores	26.3%	25.5%
2.	Restaurants - full service	9.0%	8.8%
3.	Theaters	6.3%	6.2%
4.	Automotive parts	6.3%	4.8%
5.	Automotive service	5.7%	8.1%
6.	Drug stores	4.1%	4.0%
7.	Books	4.1%	4.0%
8.	Restaurants - limited service	3.5%	3.4%
9.	Sporting goods	3.2%	3.2%
10.	Grocery	2.9%	2.7%
11.	Consumer electronics	2.7%	3.7%
12.	Office supplies	2.6%	2.5%
13.	Furniture	2.5%	2.5%
14.	Travel plazas	2.4%	2.4%
15.	Beer, wine and liquor	1.8%	1.7%
16.	Family entertainment centers	1.6%	3.0%
17.	Health and fitness	1.5%	0.1%
18.	General merchandise	1.3%	1.6%
19.	Auto dealerships	1.3%	1.3%
20.	Financial services	1.2%	1.2%
	Other	9.7%	9.3%

	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	20.1%	6.	Indiana	4.4%
2.	Florida	10.0%	7.	Ohio	4.1%
3.	Illinois	7.0%	8.	Pennsylvania	3.9%
4.	North Carolina	6.3%	9.	Tennessee	3.0%
5.	Georgia	5.6%	10.	Arizona	2.8%

(1)	Based on annual base rent of $211,601,000, which is the annualized base rent for all leases in place as of September 30, 2009.
(2)	Based on annual base rent of $216,782,000, which is the annualized base rent for all leases in place as of September 30, 2008.

National Retail Properties, Inc.

Investment Portfolio

Top Tenants

	Properties	% Base Rent(1)
Pantry	96	9.1%
Susser	86	8.7%
Kerasotes Theatres	16	6.3%
Road Ranger	34	4.0%
Mister Car Wash	40	3.7%
Pull-A-Part	20	3.5%
Pep Boys	14	2.8%
Best Buy	7	2.6%
Barnes & Noble	9	2.5%
Logans Roadhouse	17	2.3%
CVS	16	2.0%
OfficeMax	12	2.0%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area(2)		% of Total(1)	# of Properties	Gross Leasable Area(2)
2009	0.3%	8	154,000	2015	3.0%	20	518,000
2010	2.3%	33	314,000	2016	1.7%	13	240,000
2011	2.1%	21	391,000	2017	4.0%	25	674,000
2012	3.4%	34	482,000	2018	2.9%	23	343,000
2013	4.7%	39	848,000	2019	4.2%	41	628,000
2014	5.6%	43	671,000	Thereafter	65.8%	655	5,317,000

(1)	Based on annual base rent of $211,601,000, which is the annualized base rent for all leases in place as of September 30, 2009.
(2)	Square feet.